                                                                 EXHIBIT 10.15

                              OPERATING AGREEMENT


This Operating Agreement (the "Operating Agreement") is entered into as of January 4, 1999 by and among NCRIC Group, Inc., a District of Columbia corporation ("NCRIC Group"), NCRIC MSO, Inc., a Delaware corporation ("NCRIC MSO"), HealthCare Consulting, Inc., a Virginia corporation ("HCI"), HCI Ventures, LLC, a Virginia limited liability company ("HCIV"), and L.E. Shepherd, Jr., William A. Hunter, Jr. and Barry S. Pillow (collectively, the "Executives").

                                   RECITALS:

1. Pursuant to a purchase agreement dated December 20, 1998 among NCRIC Group, and the Executives (the "Purchase Agreement"), NCRIC Group or NCRIC MSO purchased from the Executives all of the issued and outstanding common stock of HCI and all of the outstanding membership interests in HCIV. In addition, pursuant to a purchase agreement dated that date among Employee Benefit Services Inc. ("EBSI") and NCRIC Group, NCRIC Group or NCRIC MSO purchased all of the assets of EBSI (the "EBSI Assets") (the "EBSI" Purchase Agreement"), which assets were transferred to HCI on the date hereof.

2.   NCRIC Group owns all of the issued and outstanding shares of NCRIC MSO.

3. Each of the Executives has entered into an employment agreement with NCRIC MSO (the "Employment Agreements").

4. Pursuant to the terms of the Purchase Agreement, the Executives are entitled to receive aggregate contingent consideration (the "Contingent Consideration") of up to $3,100,000 if HCI, HCIV and the assets of EBSI (collectively the "Business") achieve certain levels of Adjusted Earnings (defined below) during calendar years 2000, 2001 and 2002 (the "Earnout Period").

5. The parties desire to set forth their understanding with respect to (i) certain accounting principles which will be applied to the calculation of Adjusted Earnings and (ii) certain management policies which will be in effect during the Earnout Period.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. ACCOUNTING DETERMINATIONS. For each of the years in the Earnout Period, the independent auditors who certify NCRIC Group's financial statements shall determine Adjusted Earnings of the Business, pursuant to the principles set forth in Section 2.

2. ADJUSTED EARNINGS. Adjusted Earnings shall be equal to the net income (after tax) of the Business calculated in accordance with generally accepted accounting principles, provided that:
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(i)   The following shall not be included in revenue or expenses of the
Business:

(a) extraordinary items (i.e., items not historically found in the Business and items not customarily found in firms within the fields of business of the Business, unless approved by the Board of Directors of HCI, which approval shall not be unreasonably withheld or delayed); and

(b) revenues and expenses of NCRIC Group or any of its subsidiaries (other than the Business) or affiliates resulting from cross-marketing of NCRIC Group's insurance and related products to clients of the Business.

(ii) The allowance for bad debts shall be established by the Executives and audited by NCRIC Group's independent auditors. If there is disagreement by the Executives or NCRIC Group with the auditors concerning the annual adjustment to the allowance for bad debts, then the matter shall be submitted to arbitration pursuant to Section 6.

(iii) Intangibles arising in connection with the transactions contemplated by the Purchase Agreement shall be amortized over a period of fifteen years. (Notwithstanding the foregoing, such intangibles shall be amortized over twenty years in NCRIC Group's financial statements prepared in accordance with generally accepted accounting principles.)

(iv) If NCRIC Group or NCRIC MSO requests that a new venture (involving activities different from or similar to activities conducted by the Business) be undertaken by HCI personnel, NCRIC Group or NCRIC MSO shall compensate such personnel for the services rendered and the compensation shall be included in the revenues of the Business. Such new venture shall be subject to approval by the Executives in writing.

(v) The revenues and expenses of the operations of NCRIC MSO involving office management software for physicians shall not be included in the revenues or expenses of the Business; provided that the decision by the Business to render services in connection therewith and the compensation for services rendered by HCI personnel in connection with such operations shall be subject to clause (iv) above; provided, further, that if a NCRIC MSO customer using such software after the commencement of such use seeks additional management services from the Business, 15% of the revenues received from the Business for such additional services shall not be included in the revenues of the Business.

(vi) Revenues generated by the Business from customers of NCRIC Group and its subsidiaries for services rendered by the Business and related expenses shall be included in calculating the Adjusted Earnings of the Business; provided that if a customer using services of the Business seeks to add NCRIC MSO's office management software, the entire revenues for the software received shall be included in the revenues of the Business.

(vii) HCIV's share of the net income or loss of management service organizations in which HCIV has a interest shall be included in Adjusted Earnings; provided that such net

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loss may not exceed 25% of HCIV's initial cash capital investment in management service organizations.

(viii) Without the express written approval of the Executives, no common or administrative expenses of NCRIC Group or its affiliates (other than the Business) shall be charged to the Business and no corporate overhead shall be charged to the Business; provided that the cost of audits of the Business, to the extent of a maximum of $25,000, shall be included in expenses of the Business if NCRIC Group or NCRIC MSO consults with the Executives concerning the cost of such audit before selecting the accounting firm (which shall be one of the "Big Five") to perform the audit. Office costs, requested in writing by the Executives, not involving computer services incurred in connection with the Business in the District of Columbia shall be included in the expenses of the Business. If the Executives do not agree with the allocation, the matter shall be submitted to arbitration pursuant to Section 6. If the Business borrows from NCRIC Group or any of its affiliates, interest shall be charged to the Business at a floating rate equal to the prime rate as reported by the Wall Street Journal plus 1.5 percentage points per year.

(ix) The aggregate minimum, maximum and fixed amounts of salary, bonuses and benefits (the "Compensation") payable to the Executives shall be as follows for the following calendar years:

     Year         Minimum Amount                          Maximum Amount
     ----         --------------                          --------------
     1999                          Fixed at $450,000

     2000         $300,000                                  $450,000

     2001         $350,000                                  $450,000

     2002                          Fixed at $450,000

     2003                          Fixed at $450,000

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In 2000 and 2001, the aggregate Compensation of the Executives shall be accrued at the rate of $450,000 per year. On or before February 15 of 2001 and 2002, the Executives may elect to decrease the aggregate paid Compensation for the previous year. If such election is made, the Executives must pay any amount necessary to implement such decrease to HCI within five business days after the election is made. It is the intention of the parties that the Executives, in having the right to make such election, shall have the power to affect the amount of Adjusted Earnings of the Business for 2000 and 2001, in that the Adjusted Earnings shall be increased or reduced depending on the amount of aggregate Compensation paid to the Executives. For purposes hereof, Compensation shall include the amount of the following items paid to or on behalf of the Executives: (i) salary, (ii) employee contributions to retirement plans (not including employer contributions), (iii) premiums for health and medical insurance policies covering the Executives, and their respective spouses and dependents, (iv) premiums for term life insurance policies covering the Executives and payable to beneficiaries other than HCI, (v) premiums for disability insurance policies covering the Executives and (vi) continuing education expenses payable for events in which the Executives participate. Compensation shall not include paid sick leave, paid vacation leave or reimbursements to the Executives for any business expenses, including but not limited to reimbursement for the business use of an Executive's automobile, and travel, lodging and entertainment expenses. If any of the employment agreements between NCRIC MSO and any of the Executives terminates for any reason prior to January 1, 2004, the remaining Executive or Executives shall be entitled to receive the aggregate Compensation set forth in the first sentence of this
Section 2(ix), provided, however, such aggregate Compensation shall be reduced by the amount of any compensation (salary, bonuses and benefits) paid to any employee who replaces an Executive. Any such replacement and his related compensation, shall be approved by the remaining Executive or Executives.

(x) Expenses of the Business shall not include any "Losses" as to which Buyer, HCI or HCIV, as the case may be, have been fully indemnified by payment thereof pursuant to Section 10(b) of the Purchase Agreement or Section 10(b) of the EBSI Purchase Agreement.

3.   MANAGEMENT.

A. The Executives shall be entitled to manage the operations of the Business in accordance with the terms of their Employment Agreements and an annual budget approved by the Board of Directors of HCI, which may be amended at any time by such Board (the "Annual Budget"). Unless and until Adjusted Earnings for 1999 or 2000 are less than $210,000:

(i) The Executives shall have full authority to hire and terminate all other employees of the Business and to determine such other employees' salaries and compensation packages, subject to Section 12(a) of the Purchase Agreement.

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(ii)   After coordination with NCRIC Group and its subsidiaries, the Executives shall have full authority to determine how the Business is presented to employees, clients, and potential clients of the Business.

B. The Executives shall handle all accounting (consistent with generally accepted accounting principles and in compliance with the requirements of the Securities and Exchange Commission), payroll and business management activities of the Business. Notwithstanding the foregoing, no Executive or other officer or employee of the Business shall take any of the following actions without the prior written approval of the Board of Directors of HCI, which approval shall not be unreasonably withheld or delayed, subject to the fiduciary obligations of the members of the Board of Directors:

(i) sell, lease, encumber, lend, exchange or otherwise dispose or transfer the assets of the Business other than in the usual and regular course of business;

(ii) incur or agree (whether or not in writing) to incur any expense, liability or other obligation by or on behalf of HCI or HCIV whether actual or contingent in excess of $50,000, including, but not limited to, any loan, guarantee or other agreement which results in indebtedness of the Business;

(iii) enter into any agreement not in the usual and regular course of the Business;

(iv) organize a subsidiary or acquire an equity or other interest in any partnership, joint venture or other entity (including further investments in existing or new management services organizations), or issue any security of HCI or HCIV;

(v) change HCI's or HCIV's current line of business or enter into an unrelated line of business or a new venture. If the Executives present the HCI Board of Directors with a reasonably detailed business plan to engage in a new venture or line of business in the health care management industry (the "New Proposed Business") which the Board does not approve, Group shall not, and shall not permit any of its affiliates (as defined under the rules promulgated under the Securities Exchange Act of 1934, as amended) to, engage in any business substantially similar to the New Proposed Business up to the earlier of (i) the last day that any of the Executives are employed by Group or any of its affiliates or (ii) 3 years from the date on which the Board disapproved of the New Proposed Business.

(vi) retain any attorney or accountant to represent or provide service to the Business, other than in the usual and regular course of business;

(vii) allow total expenditures for the Business to exceed the maximum amount determined by the Annual Budget (the Executives shall be entitled to exceed individual line items). Subject to approval by the Board of Directors of HCI, the Annual Budget may be amended throughout the year on an as needed basis;

(viii) authorize or enter into any arrangement or agreement between HCI or HCIV and any of its officers, directors, shareholders or affiliates; or

(ix) agree to do any of the foregoing.

C. NCRIC Group shall cause one person selected by the Executives to be a member of the Board of Directors of HCI while this Operating Agreement is in effect. After HCI is merged into NCRIC MSO, NCRIC Group shall cause one person selected by the Executives to be a member of the Board of Directors of NCRIC MSO while this Operating Agreement is in effect. A person selected by the Executives pursuant to this Section 3.C shall be entitled to take all actions and receive all notices, pursuant to this Operating Agreement, on behalf of all the Executives. Initially, such person shall be L.E. Shepherd, Jr.

D. Executives shall work with NCRIC Group and its affiliates in establishing a plan for successors to the Executives.

E. NCRIC Group may cause cash to be paid by the Business to NCRIC Group or an affiliate as a dividend or distribution or purchase, redemption or other retirement of or reduction of capital in respect to shares or interests in HCI or HCIV or any warrant or option for the purchase of any shares of capital stock or membership interests of HCI or HCIV or as a loan or other transfer of funds, except in connection with the purchase of services at competitive rates, only if after any such transaction, the Business has cash in excess of $250,000; provided that such amount shall be increased each March 31, beginning March 31, 2000, in the same proportion that annual revenues of the Business in such year have increased from revenues of the Business for 1998.

F. Executives shall have the right to file counterclaims and cross-claims, as well as any other new actions against any persons or entities, in connection with the Marshall Litigation (as defined in the Purchase Agreement) on behalf of HCI and HCV so long as the Executives promptly pay all bills and expenses, including attorneys' fees and court costs, in connection therewith upon presentation to HCI or HCIV.

4. TERM. The term of this Operating Agreement shall commence on the date hereof and continue until December 31, 2003; provided that Sections 1, 2, 5 and 6 shall remain in effect until Adjusted Earnings for 2003 are determined.

5. DISPUTE RESOLUTION. Controversies with respect to the terms and conditions of this Agreement between the parties hereto shall be resolved within 45 days by informal meetings and discussions in good faith between appropriate representatives of the parties.

6.   ARBITRATION.

(i)  In the event the parties are unable to resolve the controversy pursuant to
Section 5, the parties agree to submit the matter to binding arbitration under the rules of the American Arbitration Association, but not using the American Arbitration Association, unless the parties mutually agree to do so. One arbiter shall be chosen by each of NCRIC Group and the Executives before commencement of arbitration. The two arbiters shall choose a third arbiter. The decision of the first two arbiters shall be final and binding upon

                                      -6-
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both parties; however, if those arbiters fail to agree, the third arbiter shall participate and the decision of the majority shall be final and binding. The parties expressly covenant and agree to be bound by the decisions of the arbiters and accept any decision by a majority of the arbiters as a final determination of the matter in dispute. In connection with the foregoing, the parties hereby waive any right to appeal or to commence any de novo actions with respect to the final determination. All arbiters chosen pursuant to this Section 6 shall have substantial experience in the healthcare field and shall have demonstrated knowledge concerning the types of issues involved.

(ii) Each party shall bear its own expenses, including legal, accounting and expert fees, in connection with the arbitration except that NCRIC Group and the Executives shall each pay 50% of the expenses of the arbiters.

(iii) Any such arbitration shall take place in Washington, D.C., unless some other location is mutually agreed upon by the parties.

7. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, mailed by certified mail, postage prepaid, return receipt requested, or telecopied, addressed to the parties as follows:

The Executives:     1928 Thomson Drive
                    Lynchburg, VA 24501-1068
                    Fax:  804-846-7218
                    Attn: L.E. Shepherd, Jr.

NCRIC MSO,
HCI and HCIV:       1115 30th Street, N.W.
                    Washington, D.C. 20007
                    Fax:  202-969-1881
                    Attn: Stephen S. Fargis

NCRIC Group:        1115 30th Street, N.W.
                    Washington, D.C. 20007
                    Fax:  202-969-1881
                    Attn: R. Ray Pate, Jr.

8. ENTIRE AGREEMENT OF THE PARTIES. This Operating Agreement embodies the entire agreement of the parties hereto in respect of the subject matter hereof.

9. GOVERNING LAW. This Operating Agreement shall be governed by and construed in accordance with the substantive laws of the District of Columbia without regard to the conflicts of laws provisions thereof.

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

10. ASSIGNMENT. This Operating Agreement shall be binding upon, and shall inure to the benefit of, the parties to it, and their respective heirs, legal representatives, successors and permitted assigns. Neither this Operating Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto; provided that this Operating Agreement may be assigned by NCRIC Group or NCRIC MSO to an affiliate, without the consent of the Executives, in which case NCRIC Group, NCRIC MSO, HCI and HCIV shall remain liable for their obligations hereunder. If all or substantially all of the Business is sold, merged or otherwise disposed of to a person or entity that is not an affiliate of NCRIC Group, NCRIC Group shall cause $1,550,000 to be paid at the closing of such transaction to the Executives, allocated among them as they shall determine; provided that the sum of such payment and any payments made under Section 2(b) of the Purchase Agreement may not exceed $3,100,000. Upon the making of such payment, NCRIC Group, NCRIC MSO, HCI and HCIV shall have no further obligations under this Operating Agreement. For purposes hereof, the sale of 50% of more of the ownership of HCI or HCIV shall be deemed a sale or transfer. Full demutualization of NCRIC, A Mutual Holding Company, the ultimate parent of NCRIC Group, shall not be deemed to be such a sale, merger or disposition.

11. AMENDMENT. This Operating Agreement may be amended only in a writing executed by all of the parties to this Operating Agreement.

12. WAIVER OF PROVISIONS. No waiver of any provisions of this Operating Agreement shall be effective unless it is in a writing executed by that party.

13. HEADINGS. The headings in this Operating Agreement are intended solely for convenience of reference and shall be given no effect in the construction of this Operating Agreement.

14. COUNTERPARTS. This Operating Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

15. SEPARABILITY. The invalidity or unenforceability of any provisions of this Operating Agreement shall not impair the validity or enforceability of any other provision.

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

IN WITNESS WHEREOF, the parties have executed this Operating Agreement as of the date first written above.

NCRIC GROUP, INC.


By:  /s/ R. Ray Pate, Jr.
   -----------------------------
     Name:  R. Ray Pate, Jr.
     Title: President

NCRIC MSO, INC.


By:  /s/ R. Ray Pate, Jr.
   -----------------------------
     Name:  R. Ray Pate, Jr.
     Title: President

HEALTHCARE CONSULTING, INC.


By:  /s/ R. Ray Pate, Jr.
   -----------------------------
     Name:  R. Ray Pate, Jr.
     Title: President

HCI VENTURES, LLC


By:  /s/ R. Ray Pate, Jr.
   -----------------------------
     Name:  R. Ray Pate, Jr.
     Title: President and Sole Member


 /s/ L.E. Shepherd, Jr.
--------------------------------
L.E. Shepherd, Jr.


 /s/ William A. Hunter, Jr.
--------------------------------
William A. Hunter, Jr.


 /s/ B.S. Pillow
--------------------------------
Barry S. Pillow

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